EFFECTIVE October 2 2006 THE
COMPANYS NAME HAS CHANGED
FROM NISSIN CO. LTD. TO NIS
GROUP CO. LTD.
EXHIBIT A
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents ten deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
NISSIN CO. LTD.
(INCORPORATED UNDER THE LAWS
OF JAPAN)
            The Bank of New York as
depositary (herein called the Depositary)
hereby certifies that___________
____________________________________
________ or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares
(herein called Shares) of Nissin Co. Ltd.
incorporated under the laws of Japan (herein called the Company). At the date hereof each American Depositary Share represents two Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Tokyo office of Sumitomo Mitsui Banking
Corporation
 (herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street
New York N.Y. 10286 and its principal
executive office is located at One Wall
Street New York N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET NEW YORK
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts) all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement dated as of August 1
2002 as the same may be amended from
time to time in accordance with its terms
(the Deposit Agreement) by and among the
Company the Depositary and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder each of whom by
accepting a Receipt or any interest therein
agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares
securities property and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt and upon payment of the fee of
the Depositary provided in this Receipt and
subject to the terms and conditions of the
Deposit Agreement the Owner hereof is
entitled to delivery to him or upon his order
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in
the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities property
and cash to which such Owner is then
entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof
3.	TRANSFERS SPLITUPS AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations if any as the Depositary may establish for such purpose. This
Receipt may be split into other such
Receipts or may be combined with other
such Receipts into one Receipt evidencing the same aggregate number of American
Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery registration of transfer splitup combination or surrender of any Receipt or withdrawal of any Deposited
Securities the Depositary the Custodian or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt including without limitation this
Article 3.
            The delivery of Receipts
against deposit of Shares generally or
against deposit of particular Shares may be suspended or the transfer of Receipts in particular instances may be refused or the registration of transfer of outstanding
Receipts generally may be suspended during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement or this Receipt or for any other reason subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting or the payment of dividends (ii) the payment of fees taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.
Without limitation of the foregoing the
Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.
            If the definition of Unit
applies and the Japanese Commercial Code or any other applicable Japanese law restricts delivery of Shares other than in a Unit then the right of an Owner that surrenders Receipts under Section 2.05 of the Deposit Agreement shall be subject to those restrictions. To the extent those restrictions prevent the Depositary from effecting delivery of Deposited Securities under Section 2.05 of the Deposit
Agreement the Depositary shall effect
delivery of Deposited Securities to the
extent is may do so and the Depositary shall execute and deliver to the Owner a Receipt evidencing American Depositary Shares representing the Deposited Securities the
Depositary could not cause to be delivered.

4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby such tax or
other governmental charge shall be payable
by the Owner or Beneficial Owner hereof to
the Depositary.  The Depositary may refuse
to effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made and may withhold any
dividends or other distributions or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued fully paid nonassessable
and were not issued in violation of any
preemptive or similar rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that such Shares are not and
American Depositary Shares representing
such Shares would not be Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and delivery of Receipts.
6.	FILING PROOFS
CERTIFICATES AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence exchange control approval or such
information relating to the registration on
the books of the Company or the Foreign
Registrar if applicable to execute such
certificates and to make such representations
and warranties as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Japan that is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
            The Company agrees to pay
the fees reasonable expenses and
outofpocket charges of the Depositary and
those of any Registrar only in accordance
with agreements in writing entered into
between the Depositary and the Company
from time to time.  The Depositary shall
present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including without limitation
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement) or by Owners as
applicable: (1) taxes and other governmental
charges (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement
(3) such cable telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.03 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners (8) ) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services which will
accrue on the last day of each calendar year
and will be payable as provided in clause 9
below provided however that no fee will be
assessed under this clause 8 if a fee was
charged pursuant to clause 6 above during
that calendar year and (9) any other charges
payable by the Depositary any of the
Depositarys agents including the Custodian
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducing such
charge from one or more cash dividends or
other cash distributions).
            The Depositary subject to
Article 8 hereof may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
            Notwithstanding Section 2.03
of the Deposit Agreement the Depositary
may execute and deliver Receipts prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a
PreRelease).  The Depositary may pursuant
to Section 2.05 of the Deposit Agreement
deliver Shares upon the receipt and
cancellation of Receipts which have been
PreReleased whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such Receipt has been PreReleased.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person or its
customer owns the Shares or Receipts to be
remitted as the case may be (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate (c) terminable by the Depositary
on not more than five (5) business days
notice and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of PreReleases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement provided however that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents and
agrees that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York provided however that the
Depositary notwithstanding any notice to the
contrary may treat the person in whose name
this Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and if a
Registrar for the Receipts shall have been
appointed countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
            The Company is subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and
accordingly files certain reports with the
Commission.  Such reports will be available
for inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street N.W. Washington
D.C. 20549.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports and communications including any
proxy soliciting material received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any
such reports and communications including
any such proxy soliciting material furnished
to the Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
            The Depositary will keep
books at its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities the
Depositary will if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States and subject to the
Deposit Agreement convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto
provided however that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01 4.03
or 4.04 of the Deposit Agreement the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution provided however that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto or if for
any other reason the Depositary deems such
distribution not to be feasible the Depositary
may adopt such method as it may deem
equitable and practicable for the purpose of
effecting such distribution including but not
limited to the public or private sale of the
securities or property thus received or any
part thereof and the net proceeds of any such
sale (net of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement) will be distributed
by the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.
            If any distribution consists of
a dividend in or a stock split or free
distribution of Shares the Depositary may
distribute to the Owners of outstanding
Receipts entitled thereto additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case the Depositary will
use reasonable efforts to sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  To the extent the preceding
sentence would require the Depositary to
endeavor to sell a number of Shares
constituting less than a full Unit the
Depositary may sell those Shares to the
Company in accordance with applicable law
and the Share Handling Regulations of the
Company.  If additional Receipts are not so
distributed each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
            The Depositary or its agent
will use reasonable efforts to enable Owners
to receive a reduced rate of Japanese
withholding tax on dividends or other
benefits under the income tax treaty between
the United States and Japan with respect to
(a) dividends and other distributions of
Deposited Securities and (b) dispositions of
Deposited Securities.  Owners may be
required from time to time to file proof of
their country of tax residence or to make
representations or provide other information
or documents requested by the Depositary.
Notwithstanding Section 5.03 of the Deposit
Agreement the Depositary will not be liable
to the Company or any Owner by reason of
the Depositarys performance of its
obligations under this paragraph except that
it agrees to perform its obligations under this
paragraph without bad faith.
13.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature the
Depositary shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or if by the terms
of such rights offering or for any other
reason the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible in
proportion to the number of American
Depositary Shares held by such Owner
warrants or other instruments therefor in
such form as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed if
an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner hereunder the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has elected
in its sole discretion to permit such rights to
be exercised and (b) such Owner has
executed such documents as the Company
has determined in its sole discretion are
reasonably required under applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments the Depositary
shall on behalf of such Owner exercise the
rights and purchase the Shares and the
Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement and
shall pursuant to Section 2.03 of the Deposit
Agreement execute and deliver Receipts to
such Owner provided however that in the
case of a distribution pursuant to the
preceding paragraph such deposit shall be
made and depositary shares shall be
delivered under  depositary arrangements
which provide for issuance of depositary
receipts subject to the appropriate
restrictions on sale deposit cancellation and
transfer under applicable United States laws.
            If the Depositary determines
in its discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners it may sell the rights
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights
warrants or other instruments upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.
            Except as otherwise provided
in the third preceding paragraph the
Depositary will not offer rights to Owners
unless both the rights and the securities to
which such rights relate are either exempt
from registration under the Securities Act of
1933 with respect to a distribution to all
Owners or are registered under the
provisions of such Act.  Nothing in the
Deposit Agreement shall create any
obligation on the part of the Company to file
a registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement
declared effective.  If an Owner of Receipts
requests the distribution of warrants or other
instruments notwithstanding that there has
been no such registration under such Act the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for
the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
            Whenever the Depositary or
the Custodian shall receive foreign currency
by way of dividends or other distributions or
the net proceeds from the sale of securities
property or rights and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine such foreign currency
into Dollars and such Dollars shall be
distributed to the Owners entitled thereto or
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars then to
the holders of such warrants or instruments
upon surrender thereof for cancellation.
Such distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof the Depositary shall file such
application for approval or license if any as
it may deem desirable.
            If at any time the Depositary
shall determine that in its judgment any
foreign currency received by the Depositary
or the Custodian is not convertible on a
reasonable basis into Dollars transferable to
the United States or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary is
not obtainable or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to or in
its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of the Owners entitled to receive the same.
            If any such conversion of
foreign currency in whole or in part cannot
be effected for distribution to some of the
Owners entitled thereto the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of the Owners entitled
thereto.
15.	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made or whenever rights shall be
issued with respect to the Deposited
Securities or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share or whenever the
Depositary shall find it necessary or
convenient the Depositary shall fix a record
date (a) for the determination of the Owners
of Receipts who shall be (i) entitled to
receive such dividend distribution or rights
or the net proceeds of the sale thereof
(ii) entitled to give instructions for the
exercise of voting rights at any such meeting
or (iii) responsible for any fees or charges
assessed by the Depositary pursuant to the
Deposit Agreement or (b) on or after which
each American Depositary Share will
represent the changed number of Shares
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt from the
Company of notice of any meeting or
solicitation of proxies or consents of holders of Shares or other Deposited Securities the Depositary shall if requested in writing by the Company as soon as practicable thereafter mail to the Owners a notice the form of which notice shall be in the sole discretion of the Depositary which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company (b) a statement that the Owners as of the close of business on a specified record date will be entitled subject to any applicable provision of Japanese law and of the articles of incorporation or similar document of the Company to instruct the Depositary as to the exercise of the voting rights if any pertaining to the amount of Shares or other
Deposited Securities represented by their respective American Depositary Shares (c) a statement as to the manner in which such instructions may be given and (d) a statement that if the Depositary does not receive instructions from an Owner the Depositary may deem that Owner to have instructed it to give a discretionary proxy to a person designated to the Company as provided in the last sentence of this paragraph. Upon the written request of an Owner of a Receipt on such record date received on or before the date established by the Depositary for such purpose the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to such Shares or other
Deposited Securities other than in
accordance with such instructions or as
provided in the following sentence. If (i) the Company complied with the last paragraph of Section 4.07 of the Deposit Agreement and requested the Depositary to solicit voting instruction from Owners and (ii) the Depositary does not receive instructions from an Owner with respect to any of the Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts on or before the date established by the Depositary for such purpose the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the
Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities provided however that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply upon any change in
nominal value splitup consolidation or any
other reclassification of Deposited Securities
or upon any recapitalization reorganization
merger or consolidation or sale of assets
affecting the Company or to which it is a
party any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement and American
Depositary Shares shall thenceforth
represent in addition to the existing
Deposited Securities the right to receive the
new Deposited Securities so received in
exchange or conversion unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors employees agents or affiliates shall
incur any liability to any Owner or
Beneficial Owner if by reason of any
provision of any present or future law or
regulation of the United States or any other
country or of any other governmental or
regulatory authority or by reason of any
provision present or future of the articles of
incorporation or similar document of the
Company or by reason of any provision of
any securities issued or distributed by the
Company or any offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control the Depositary or the
Company shall be prevented delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed nor shall the Depositary
or the Company or any of their respective
directors employees agents or affiliates incur
any liability to any Owner or Beneficial
Owner of a Receipt by reason of any
nonperformance or delay caused as
aforesaid in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed or by reason of any
exercise of or failure to exercise any
discretion provided for in the Deposit
Agreement.  Where by the terms of a
distribution pursuant to Section 4.01 4.02 or
4.03 of the Deposit Agreement or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement such
distribution or offering may not be made
available to Owners of Receipts and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners then the Depositary shall not
make such distribution or offering and shall
allow any rights if applicable to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in or prosecute any action suit or
other proceeding in respect of any Deposited
Securities or in respect of the Receipts on
behalf of any Owner Beneficial Owner or
other person and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel
accountants any person presenting Shares
for deposit any Owner or Beneficial Owner
of a Receipt or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities or for the manner in
which any such vote is cast or the effect of
any such vote provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary
provided that in connection with the issue
out of which such potential liability arises
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  No disclaimer of
liability under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
            The Depositary may at any
time resign as Depositary by written notice
of its election so to do delivered to the
Company such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal to
become effective upon the later of (i) the
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so it
may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners in
any respect which they may deem necessary
or desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges registration fees and cable telex or
facsimile transmission costs delivery costs
or other such expenses) or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts shall however
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner and Beneficial
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed by continuing to hold such Receipt
or any interest therein to consent and agree
to such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary at any time at
the direction of the Company shall terminate
the Deposit Agreement by mailing notice of
termination to the Owners of all Receipts
then outstanding at least 30 days prior to the
date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of termination to the Company and
the Owners of all Receipts then outstanding
if at least 60 days have passed since the
Depositary delivered to the Company a
written notice of its election to resign and a
successor depositary has not been appointed
and accepted its appointment as provided in
the Deposit Agreement.  If the definition of
Unit applies and the Japanese Commercial
Code or any other applicable Japanese law
restricts delivery of Shares other than in a
Unit then a notice of termination sent to
Owners shall state that (i) the right of an
Owner to surrender Receipts and receive
delivery of the underlying Shares will be
subject to those restrictions and (ii) because
of those restrictions and the fact that
transfers of Receipts may not be registered
after the termination date Owners may wish
to dispose of American Depositary Shares
that represent other than integral Units of
Shares prior to the termination date.  On and
after the date of termination the Owner of a
Receipt will upon (a) surrender of such
Receipt at the Corporate Trust Office of the
Depositary (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement and (c) payment of any
applicable taxes or governmental charges
subject to the provisions of the Deposit
Agreement be entitled to delivery to him or
upon his order of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt.  If any Receipts shall remain
outstanding after the date of termination the
Depositary thereafter shall discontinue the
registration of transfers of Receipts shall
suspend the distribution of dividends to the
Owners thereof and shall not give any
further notices or perform any further acts
under the Deposit Agreement except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities shall sell rights and
other property as provided in the Deposit
Agreement and shall continue to deliver
Deposited Securities together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property in
exchange for Receipts surrendered to the
Depositary (after deducting in each case the
fee of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of six months from the date of
termination the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale
together with any other cash then held by it
thereunder unsegregated and without
liability for interest for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale the
Depositary shall be discharged from all
obligations under the Deposit Agreement
except to account for such net proceeds and
other cash (after deducting in each case the
fee of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification charges and
expenses.
22.	SUBMISSION TO
JURISDICTION.
            In the Deposit Agreement the
Company has (i) appointed CT Corporation
System 111 Eighth Avenue New York New
York 10011 as the Companys authorized
agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited
Securities the American Depositary Shares the Receipts or this Agreement (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
            The Company may from time
to time request Owners to provide
information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest.
            Each Owner agrees to
provide any information requested by the Company or the Depositary pursuant to this
Section 3.04.  The Depositary agrees to
comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company the responses to such requests received by the Depositary if that disclosure is permitted under applicable law.

23.	DISCLOSURE OF INTERESTS.

            The Company may from time
to time request Owners to provide
information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest.
            Each Owner agrees to
provide any information requested by the Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement.  The
Depositary agrees to comply with
reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company the responses to such requests received by the Depositary if that disclosure is permitted under applicable law.



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